                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                EXCHANGE ACT OF 1934 (AMENDMENT NO.           )

     Filed by the Registrant / /
     Filed by a Party other than the Registrant / /
     Check the appropriate box:
     / / Preliminary Proxy Statement       / / Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
     /X/ Definitive Proxy Statement
     / / Definitive Additional Materials
     / / Soliciting Material Pursuant to Section 240.14a-11(c) or
         Section 240.14a-12

                          THE MORNINGSTAR GROUP INC.
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

- --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     /X/ $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2)
         or Item 22(a)(2) of Schedule 14A.
     / / $500 per each party to the controversy pursuant to Exchange Act Rule
         14a-6(i)(3).
     / / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

- --------------------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:

- --------------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

- --------------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:

- --------------------------------------------------------------------------------
     (5) Total fee paid:

- --------------------------------------------------------------------------------

     / / Fee paid previously with preliminary materials.

     / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

- --------------------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:

- --------------------------------------------------------------------------------
     (3) Filing Party:

- --------------------------------------------------------------------------------
     (4) Date Filed:

- --------------------------------------------------------------------------------

                           THE MORNINGSTAR GROUP INC.
                          5956 Sherry Lane, Suite 1800
                            Dallas, Texas 75225-6522

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 22, 1996
                         _____________________________

                 NOTICE IS HEREBY GIVEN that the Annual Meeting of the Stockholders of The Morningstar Group Inc., a Delaware corporation (the "Corporation"), will be held on Wednesday, May 22, 1996, at 10:00 a.m., local time, at the Hotel Crescent Court, 400 Crescent Court, Dallas, Texas, for the following purposes:

                 1.       To elect five (5) directors;

                 2. To consider and act upon a proposal to approve Amendment No. 1 to The Morningstar Group Inc. 1994 Incentive and Nonstatutory Stock Option Plan;

                 3. To consider and act upon a proposal to approve The Morningstar Group Inc. 1996 Director Stock Option Plan;

                 4. To ratify the appointment of Arthur Andersen LLP as independent auditors of the Corporation for the ensuing year; and

                 5. To transact such other business as may properly come before the meeting or any adjournment thereof.

                 The transfer books will not be closed, but only stockholders of record at the close of business on April 5, 1996, will be entitled to notice of, and to vote at, the meeting or any adjournment thereof. A complete list of the stockholders entitled to vote at the meeting shall be open to the examination of any stockholder, for any purpose germane to the meeting, at the offices of the Corporation during the ten days preceding the meeting and will also be available for inspection at the meeting.

                 You are cordially invited to attend the meeting. Even if you plan to attend, you are respectfully requested to date, sign and return the enclosed proxy at your earliest convenience in the enclosed return envelope. You may revoke your proxy at any time prior to exercise.


                                             By Order of the Board of Directors,


                                             /s/ MICHAEL J. CRAMER

                                             Michael J. Cramer
                                             Secretary

Dallas, Texas
April 23, 1996

IT IS IMPORTANT THAT THE ENCLOSED PROXY CARD BE SIGNED, DATED AND PROMPTLY RETURNED IN THE ENCLOSED ENVELOPE SO THAT YOUR SHARES WILL BE REPRESENTED WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING.

                           THE MORNINGSTAR GROUP INC.
                          5956 Sherry Lane, Suite 1800
                            Dallas, Texas 75225-6522
                        _______________________________

                                PROXY STATEMENT
                                 April 23, 1996
                        _______________________________

                              GENERAL INFORMATION

                 This proxy statement is furnished to the stockholders of The Morningstar Group Inc., a Delaware corporation (the "Corporation"), in connection with the solicitation of proxies to be used in voting at the Annual Meeting of Stockholders (the "Annual Meeting") to be held at 10:00 a.m., local time, on Wednesday, May 22, 1996, at the Hotel Crescent Court, 400 Crescent Court, Dallas, Texas, and at any and all adjournments thereof, and is being first mailed to the stockholders on or about April 23, 1996. THE ENCLOSED PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE CORPORATION.

                 A person giving the enclosed proxy has the power to revoke it by giving notice to the Secretary in person, or by written notification actually received by the Secretary (including by delivery of a later dated proxy card), at any time prior to its being exercised. You may also revoke a previously given proxy by appearing at the meeting and voting at the meeting. Your appearance at the meeting will not, in and of itself, constitute a revocation of any proxy previously given. Unless previously revoked, the shares represented by the enclosed proxy will be voted in accordance with the stockholder's directions if the proxy is duly executed and returned prior to the Annual Meeting. If no directions are specified, the shares will be voted FOR the election of the director nominees recommended by the Board of Directors, FOR the approval of Amendment No. 1 to The Morningstar Group Inc. 1994 Incentive and Nonstatutory Stock Option Plan ("Amendment to Employee Plan"), FOR the approval of The Morningstar Group Inc. 1996 Director Stock Option Plan (the "Director Stock Option Plan"), FOR the ratification of the appointment of Arthur Andersen LLP as independent auditors of the Corporation for the ensuing year, and in accordance with the discretion of the named attorney-in-fact on other matters properly brought before the Annual Meeting.

                 The Corporation will bear the cost of preparing, printing and mailing this proxy statement and of soliciting the proxies sought hereby. In addition to the use of the mails, solicitation may be made in person or by telephone, facsimile transmission or otherwise by officers, directors and regular employees of the Corporation, who will not receive additional compensation for those services. It may be that further solicitation of proxies will be made by telephone or oral communication with some stockholders of the Corporation following the original solicitation. All such further solicitations will be made by regular employees and officers of the Corporation, who will not be additionally compensated therefor, and the cost will be borne by the Corporation.

              VOTING SECURITIES OUTSTANDING, SECURITY OWNERSHIP OF
                     MANAGEMENT AND PRINCIPAL STOCKHOLDERS

                 As of April 5, 1996, the Corporation had 15,246,261 shares of common stock issued and outstanding. Each share of common stock entitles the
holder to one vote.   Only stockholders of record at the close of business on
April 5, 1996, will be entitled to notice of, and to vote at, the Annual
Meeting.

PRINCIPAL STOCKHOLDERS

                 The following table and notes thereto set forth, as of April 5, 1996, the number of shares of common stock of the Corporation held by each entity who is known to the Corporation to beneficially own more than five percent (5%) of the outstanding shares of the Corporation's common stock. Unless otherwise noted, the Corporation believes that the entities named below have sole voting and investment power with respect to the shares indicated. (HMC/Morningstar, L.P. is referred to as "HMCM" throughout this proxy statement.)

                                                            Beneficial Ownership
                                                               of Common Stock
                                                      ---------------------------------
                 Name and Address of                     Number of          Percent
                  Beneficial Owner                         Shares        of Class (a)
 --------------------------------------------------   ---------------   ---------------
 HMCM
   c/o Hicks, Muse, Tate & Furst Incorporated
   200 Crescent Court
   Suite 1600
   Dallas, TX  75201 . . . . . . . . . . . . . . .      5,399,306 (b)          35%

 Goldman, Sachs & Co.
   85 Broad Street
   New York, NY  10004 . . . . . . . . . . . . . .      1,266,700 (c)           8%

 Wand/Morningstar Investments, L.P.
   c/o Wand Partners, Inc.
   30 Rockefeller Plaza
   Suite 3226
   New York, NY  10112 . . . . . . . . . . . . . .        840,401 (d)           6%

 Ryback Management Corporation
   7711 Carondelet Avenue
   Box 16900
   St. Louis, MO  63105  . . . . . . . . . . . . .      1,201,700 (e)           8%


_____________________

(a)      Based on 15,246,261 shares of common stock outstanding.

(b) The following information is based partially on a Schedule 13G, dated February 10, 1994, filed with the Securities and Exchange Commission (the "Commission") by Thomas O. Hicks; Hicks, Muse & Co. (TX) Incorporated ("Hicks Muse"); HMC Partners, L.P. ("HMC Partners"); and HMCM, as supplemented by information provided to the Corporation by HMCM. The address of the principal business office of each reporting person is 200 Crescent Court, Suite 1600, Dallas, Texas 75201. As of December 31, 1993, HMCM owned, beneficially and of record, 3,473,100 shares of common stock.

         In addition, pursuant to a Stockholders' Agreement (as hereinafter defined), holders of 4,005,792 shares of common stock have agreed to vote their shares of common stock in favor of HMCM's nominees to the Board of Directors (see "Related Party Transactions -- Stockholders' Agreement"). HMC Partners is the sole general partner of HMCM, Hicks Muse is the managing general partner of HMC Partners, and Mr. Hicks is the controlling shareholder of Hicks Muse. Accordingly, each of HMCM, HMC Partners, Hicks Muse and Mr. Hicks may be deemed to beneficially own all such shares of common stock. Each of HMCM, HMC Partners, Hicks Muse and Mr. Hicks disclaims beneficial ownership of all such shares of common stock not owned of record by such person.

         In June 1995, HMCM distributed those shares of the Corporation's common stock held of record by HMCM to its limited partners. Pursuant to the terms of the Stockholders' Agreement, such shares remain subject to the Stockholders' Agreement until such shares are sold by the limited partners. Accordingly, the number of shares attributable to HMCM in the table above is based partially on the Corporation's best estimate of the number of shares of common stock still subject to the Stockholders' Agreement.

         By virtue of the Stockholders' Agreement, HMCM has shared voting and dispositive power with respect to the 5,399,306 shares beneficially owned by it. Accordingly, each of HMC Partners, Hicks Muse and Mr. Hicks may be deemed to have the same voting and dispositive power with respect to such shares.

(c) The following information is based on a Schedule 13G, dated January 10, 1996, filed with the Commission by The Goldman Sachs Group, L.P. ("Goldman Sachs"); Goldman, Sachs & Co. and Goldman Sachs Equity Portfolios, Inc. on behalf of Goldman Sachs Small Cap Equity Fund. The address of the principal business office of Goldman Sachs and Goldman, Sachs & Co. is as set forth above. The address of the principal business office of Goldman Sachs Equity Portfolios, Inc. is 32 Old Slip, New York, New York 10005. Goldman Sachs is the parent holding company for Goldman, Sachs & Co., a registered investment advisor, and Goldman Sachs Equity Portfolios, Inc., a registered investment company. Goldman Sachs and Goldman, Sachs & Co. have shared voting and dispositive power with respect to the 1,266,700 shares beneficially owned by them and Goldman Sachs Equity Portfolios, Inc. Goldman Sachs Equity Portfolios, Inc. has shared voting and dispositive power with respect to 1,162,900 shares beneficially owned by it.

(d) The following information is based on a Schedule 13G, filed with the Commission on March 24, 1993 by Bruce W. Schnitzer, Wand Partners, Inc. ("Wand Partners") and Wand/Morningstar Investments, L.P. ("Wand/Morningstar"), as supplemented by information provided to the Corporation by Wand/Morningstar. The address of the principal business office of each reporting person is 30 Rockefeller Plaza, Suite 3226, New York, New York 10112. As of December 31, 1992, Wand/Morningstar owned, beneficially and of record, 840,401 shares of common stock. Wand Partners serves as the general partner of Wand/Morningstar. Mr. Schnitzer owns 66% of the issued and outstanding common stock of Wand Partners and serves as the Chairman and Treasurer of Wand Partners. As a result of the foregoing relationships and stock ownership, Wand/Morningstar, Wand Partners and Mr. Schnitzer may each be deemed, pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the rules and regulations promulgated thereunder, to beneficially own the shares of common stock held by Wand/Morningstar. Each of Wand Partners and Mr. Schnitzer disclaims beneficial ownership of the shares of common stock owned by Wand/Morningstar. Wand/Morningstar has sole power to vote or to direct the vote and sole power to dispose or to direct the disposition of all shares of common stock owned, beneficially and of record, by it. By virtue of their deemed beneficial ownership of the shares of common stock owned directly by Wand/Morningstar, Wand Partners and Mr. Schnitzer may each be deemed, pursuant to the Exchange Act and the rules and regulations promulgated thereunder, to have sole power to vote or to direct the vote and sole power to dispose or to direct the disposition of such shares of common stock.

(e) The following information is based on a Schedule 13G, dated January 25, 1996, filed with the Commission by Ryback Management Corporation. As of December 31, 1995, Lindner Growth Fund (formerly Lindner Fund, Inc.) was the beneficial owner of 1,201,700 shares of common stock. Lindner Growth Fund is an investment company registered under the Investment Company Act of 1940, as amended, and is managed by Ryback Management Corporation, an investment adviser registered under the Investment Advisers Act of 1940, as amended. The address of the principal business office of Ryback Management Corporation is 7711 Carondelet Avenue, Box 16900, St. Louis, Missouri 63105. Lindner Growth Fund has sole power to vote or to direct the vote and sole power to dispose or to direct the disposition of all shares of common stock owned, beneficially and of record, by it.

DIRECTORS AND OFFICERS

                 The following table and notes thereto set forth, as of April 5, 1996 (unless otherwise noted below), the number of shares of common stock of the Corporation beneficially owned by the directors, director nominees, the Named Executive Officers (as defined under "Executive Management and Director Compensation -- Executive Compensation") and all directors and executive officers of the Corporation as a group. Unless otherwise noted, the Corporation believes that each person named in the following table has sole voting and investment power with respect to the shares indicated. The Corporation has been provided such information by its directors, director nominees and executive officers.

                                                           Beneficial Ownership
                                                             of Common Stock
                                                 ---------------------------------------
                                                      Number of            Percent
            Name of Beneficial Owner                   Shares            of Class (a)
 ----------------------------------------------  ------------------   ------------------
 C. Dean Metropoulos . . . . . . . . . . . . .          620,500(b)                4%
          Chairman of the Board and Chief
          Executive Officer
 John R. Muse  . . . . . . . . . . . . . . . .          144,345(c)                 *
          Director
 Charles W. Tate . . . . . . . . . . . . . . .           23,382                    *
          Director
 Jack W. Evans . . . . . . . . . . . . . . . .           39,006                    *
          Director
 Jim L. Turner . . . . . . . . . . . . . . . .           39,006                    *
          Director
 L. Hollis Jones . . . . . . . . . . . . . . .              -0-                    *
          President and Chief Operating
          Officer
 Michael J. Cramer . . . . . . . . . . . . . .           20,000(d)                 *
          Vice President, Secretary and
          General Counsel
 Darron K. Ash . . . . . . . . . . . . . . . .            2,000(e)                 *
          Vice President and Chief Financial
          Officer
 All Directors and Executive Officers
    as a group (8 persons) . . . . . . . . . .          800,512                   5%

_____________________

*        Represents less than 1%.

(a) Based on 15,246,261 shares of common stock outstanding and calculated in accordance with Rule 13d-3 under the Exchange Act.

(b) Includes (i) presently exercisable options to purchase 600,000 shares of common stock held by Mr. Metropoulos; (ii) 3,500 shares of common stock held directly of record by Mr. Metropoulos; (iii) 4,000 shares of common stock held by an immediate family member; and (iv) 13,000 shares of common stock for which Mr. Metropoulos is either the custodian or trustee. Mr. Metropoulos disclaims beneficial ownership of any common stock not directly held of record by him.

(c)      Includes (i) 133,575 shares of common stock held directly by Mr. Muse;
         (ii) 1,000 shares of common stock held by Mr. Muse's wife; (iii) 4,770 shares of common stock held by various trusts for which Mr. Muse is the custodian; and (iv) 5,000 shares of common stock held by a children's trust for which Mr. Muse is the trustee.

(d) Presently exercisable options to purchase 20,000 shares of common stock.

(e) Presently exercisable options to purchase 2,000 shares of common stock.

                     PROPOSAL FOR THE ELECTION OF DIRECTORS

                 Action will be taken at the Annual Meeting for the election of five directors to serve for one-year terms. The Corporation does not have a nominating committee; the Board of Directors has nominated the persons named below to stand for election as directors at the Annual Meeting. Each of the persons nominated presently serves as a director of the Corporation. It is intended that the attorney-in-fact named in the proxy card will vote FOR the election of the five nominees listed below, unless instructions to the contrary are given therein. These nominees have indicated that they are able and willing to serve as directors. However, if some unexpected occurrence should require the substitution of some other person or persons for any one or more of the nominees, it is intended that the attorney- in-fact will vote FOR such substitute nominees as the Board of Directors may designate. All directors elected at the Annual Meeting will hold office for their respective terms and until their respective successors are elected and qualified.

                 The information appearing in the following table and the notes thereto, with respect to the principal occupation or employment of each of the nominees during the past five years and their present directorships, has been furnished to the Corporation by the respective nominees. Unless otherwise stated, the Corporation is the organization in which the nominee holds the position indicated.

                                                              Date Term
           Name and Principal Occupation              Age      Expires      Director Since
 --------------------------------------------------  ------  -----------   ----------------
 C. Dean Metropoulos . . . . . . . . . . . . . . .     49      May 1996      December 1993
   Chairman of the Board and
   Chief Executive Officer

 Jack W. Evans . . . . . . . . . . . . . . . . . .     73      May 1996        May 1991
   Chief Executive Officer and
   President of Jack Evans Investments, Inc.

 John R. Muse  . . . . . . . . . . . . . . . . . .     45      May 1996       March 1991
   Managing Director and Principal
   of Hicks, Muse, Tate & Furst Incorporated

 Charles W. Tate . . . . . . . . . . . . . . . . .     51      May 1996       August 1991
   Managing Director and Principal of the New
   York affiliate of Hicks, Muse, Tate & Furst
   Incorporated

 Jim L. Turner . . . . . . . . . . . . . . . . . .     50      May 1996        May 1991
   Chairman of the Board and President of
   Dr Pepper Bottling Company of Texas

                 C. Dean Metropoulos is the Chairman of the Board and Chief Executive Officer of C. Dean Metropoulos & Partners of New York, a private investment firm, having served since its inception in November 1993. From 1983 to June 1993, Mr. Metropoulos was Chairman and Chief Executive Officer of Stella Foods, Inc., a national manufacturer, marketer and distributor of specialty cheeses. Mr. Metropoulos was President of the Corporation from March 1994 to December 1995 and has served as Chief Executive Officer of the Corporation since March 17, 1994.

                 Jack W. Evans is the Chief Executive Officer and President of Jack Evans Investments, Inc. and a director of Brinker International. Prior to forming his private investment firm in October 1990, Mr. Evans was Chairman, President and Chief Executive Officer of the Cullum Companies, the parent corporation of the Tom Thumb grocery store chain, from June 1983 until his retirement in October 1990. Mr. Evans also served as Mayor of the City of Dallas from 1981 to 1983. Mr. Evans serves as a director of Randall's Food Markets, American Title Company and Texas Utilities.

                 John R. Muse is Executive Vice President, Managing Director and Principal of Hicks, Muse, Tate & Furst Incorporated, a private investment firm and affiliate of Hicks Muse, having served since its inception in May 1989. From 1984 to 1989, Mr. Muse was Managing Director of Prudential Securities Incorporated ("Prudential Securities") in Dallas, Texas, where he served as the head of investment/merchant banking activities for the southwestern region of the United States. Prior to joining Prudential Securities, Mr. Muse served as senior vice president and a director of Schneider, Bernet & Hickman, Inc. ("Schneider, Bernet") in Dallas from 1979 to 1983 and was responsible for the company's investment banking activities.
Prior to Schneider, Bernet, he was employed by Bateman, Eichler, Hill Richards in Los Angeles. Mr. Muse is the Chairman of the Board of Hedstrom Corporation and Hat Brands, Inc. and serves as a director of Life Partners Group, Inc., The Morningstar Group Inc. and Olympus Real Estate Corporation. Mr. Muse also serves on the Boards of Directors for the SMU Edwin L. Cox School of Business, St. Philip's School and Community Center, University of Texas at Tyler Health Center, the Dallas Summer Musicals and Goodwill Industries.

                 Charles W. Tate is an Executive Vice President, Managing Director and Principal of Hicks, Muse, Tate & Furst Incorporated, a private investment firm and affiliate of Hicks Muse, having served since joining Hicks Muse in 1991. Prior to joining Hicks Muse, Mr. Tate was employed for 19 years by Morgan Stanley & Co. Incorporated ("Morgan Stanley") and last served as a Managing Director in Morgan Stanley's Merchant Banking Division. Mr. Tate serves as a director of Berg Electronics Corp., Berg Electronics Group, Inc., DESA Holdings Corporation, Hat Brands, Inc., Heileman Holding Company, Heritage Brands, Inc., and International Wire Holding Company.

                 Jim L. Turner is the Chairman of the Board and President of Dr Pepper Bottling Company of Texas, one of the largest independent bottling companies in the United States. Prior to joining Dr Pepper Bottling Company of Texas in March 1985, Mr. Turner was a senior vice-president (bottling operations) of the Dr Pepper Company from February 1982 to March 1985. Mr. Turner serves as a director of G. Heileman Brewing Company, Inc.

               COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

                 The Corporation has a standing Audit Committee, the members of which are Messrs. Jack W. Evans (Chairman) and Jim L. Turner. Two meetings were held by such committee during the year ended December 31, 1995. The principal functions performed by such committee included nomination of the independent auditors of the Corporation, review of the proposed scope of the independent audits and the results thereof, review with management personnel of the independent auditors' observations on financial policy, controls and personnel, and conferring with the chief financial officer concerning the audit.

                 The Corporation has a standing Compensation Committee, the members of which are Messrs. Jack W. Evans (Chairman) and Jim L. Turner. One meeting was held by such committee during 1995. The functions performed by such committee included making a recommendation to the Board of Directors as to the salary and bonus of the Chief Executive Officer and administering the Corporation's stock option plans.

                 The Corporation has a standing Executive Committee, the members of which are Messrs. C. Dean Metropoulos and John R. Muse. Mr. Marquart served as a member of the Executive Committee until his resignation on January 16, 1995. The Executive Committee did not meet during the year ended December 31, 1995. The functions performed by such committee include managing the business affairs of the Corporation during the interval between regular and special meetings of the Board of Directors. The committee is subject at all times to the control and direction of the Board of Directors.

                 The total number of meetings of the Board of Directors held during the year ended December 31, 1995 was six. The Board of Directors voted by unanimous consent two times during the last year. During 1995, no director of the Corporation attended less than 75% of the total number of meetings of the Board of Directors and all committees on which such director served.

                 EXECUTIVE MANAGEMENT AND DIRECTOR COMPENSATION

EXECUTIVE COMPENSATION

         The following table sets forth all compensation, including bonuses, stock option awards and other payments, paid or accrued by the Corporation during the fiscal years shown below, to or for the Chief Executive Officer and the four other most highly compensated executive officers (the Chief Executive Officer and such other officers collectively referred to as the "Named Executive Officers") of the Corporation.

                           SUMMARY COMPENSATION TABLE

                                                                                 Long-Term
                                                                                Compensation
                                                Annual Compensation                Awards
                                      ---------------------------------------   ------------
                                                                    Other        Securities         All
                                                                    Annual       Underlying        Other
                                          Salary        Bonus   Compensation      Options      Compensation
 Name and Principal Position   Year        ($)           ($)         ($)            (#)           ($)(a)
 ---------------------------  -----   --------------   -------  ------------    ------------   -------------
 C. Dean Metropoulos . . .     1995       350,000     450,000          -0-              -0-        1,981
   Chairman of the Board       1994       290,000(b)  450,000          -0-          600,000          -0-
   and Chief Executive         1993       111,999(c)      -0-          -0-              -0-          -0-
   Officer

 L. Hollis Jones . . . . .     1995        57,115(e)   50,000          -0-              -0-          -0-
   President and Chief         1994                        --           --               --           --
   Operating Officer (d)       1993            --          --           --               --           --
                                               --

 Michael J. Cramer . . . .     1995       137,500      33,400          -0-           20,000          883
   Vice President,             1994       137,500      25,000          -0-              -0-          -0-
   Secretary and General       1993            --          --           --               --           --
   Counsel

 Darron K. Ash . . . . . .     1995        84,051      18,796          -0-            2,000          249
   Vice President and          1994        14,583(g)    7,520          -0-              -0-          -0-
   Chief Financial             1993            --          --           --               --           --
   Officer (f)

 Clifford L. Marquart  . .     1995       102,463         -0-          -0-              -0-          -0-
   Executive Vice              1994       391,771         -0-          -0-              -0-        5,895
   President and               1993       391,406     144,321          -0-              -0-        4,643
   Chief Operating
   Officer (h)

______________________

(a) "All Other Compensation" includes contributions by the Corporation to its 401(k) savings plan of $1,981, $883 and $249 on behalf of Messrs. Metropoulos, Cramer and Ash, respectively.

(b) Includes (i) $250,000 in salary and consulting fees and (ii) $40,000 in agreed upon expense reimbursement.

(c) Includes (i) $87,000 in consulting fees and (ii) $24,999 in agreed upon expense reimbursement.

(d) Mr. Jones was elected Chief Operating Officer of the Corporation in August 1995 and President of the Corporation in December 1995.

(e)      Mr. Jones became employed with the Corporation in August 1995.

(f) Mr. Ash was elected Chief Financial Officer of the Corporation in December 1995.

(g)      Mr. Ash became employed with the Corporation in October 1994.

(h) Mr. Marquart resigned as a director, Executive Vice President and Chief Operating Officer of the Corporation and as an officer of its subsidiaries on January 16, 1995. Mr. Marquart is included in this table as an individual for whom disclosure would have been provided but for the fact that he was not serving as an executive officer at the end of the last completed fiscal year.


         The following table reflects information with respect to option grants made to the Named Executive Officers during 1995 under the Corporation's stock option plans.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                         Individual Grants
                                         -----------------

                                                         Percent of
                                                           Total
                                       Number of          Options         Exercise
                                      Securities         Granted to          or
                                      underlying         Employees          Base                       Grant Date
                                        options          in Fiscal         Price       Expiration        Present
               Name                 Granted (#) (a)       Year (%)         ($/Sh)         Date        Value ($) (b)
 -------------------------------   -----------------  ---------------   -----------   ------------   ---------------
 C. Dean Metropoulos . . . . .            -0-               -0-             ---            ---             ---

 L. Hollis Jones . . . . . . .          30,000              27.0           6.750        07/01/05         87,000

 Michael J. Cramer . . . . . .            -0-               -0-             ---            ---             ---

 Darron K. Ash . . . . . . . .            -0-               -0-             ---            ---             ---

  (a) The options to purchase common stock were granted under The Morningstar Group Inc. 1994 Incentive and Nonstatutory Stock Option Plan. The options granted to Mr. Jones become exercisable in three annual installments commencing on the first anniversary of the date of grant. All options become exercisable upon a change of control (as defined).

  (b) The grant date present value of such option grant was determined using a variation of the Black-Scholes option pricing model. The estimated values presented are based on the following assumptions made for the option award as of the time of grant: an expected dividend yield of 2.22%; volatility of 33.55%; and a risk-free rate of 6.63%. The actual value, if any, that an executive officer may realize from the exercise of the options will be the excess of the fair market value of the common stock on the date of exercise over the exercise price. See "Executive Management and Director Compensation -- Aggregated Option Exercises in Last Fiscal Year and December 31, 1995 Option Values."

         The following table reflects information with respect to options exercised by the Named Executive Officers during 1995 and unexercised options held by the Named Executive Officers at December 31, 1995.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                      AND DECEMBER 31, 1995 OPTION VALUES

                                                         Number of Securities Under-          Value of Unexercised
                                                         lying Unexercised Options           In-the-Money Options
                                Shares      Value           At Fiscal Year-End (#)         At Fiscal Year-End ($)(a)
                             Acquired on   Realized    -------------------------------  -------------------------------
 Name                        Exercise (#)     ($)       Exercisable     Unexercisable     Exercisable     Unexercisable
 ----                        ------------ -----------  -------------   ---------------  ---------------  --------------
 C. Dean Metropoulos . . .           -0-          -0-        600,000               -0-          900,000             -0-

 L. Hollis Jones . . . . .           -0-          -0-            -0-            30,000              -0-          37,500

 Michael J. Cramer . . . .           -0-          -0-         20,000            10,000           20,000          10,000

 Darron K. Ash . . . . . .           -0-          -0-          2,000             4,000            2,000           4,000

 Clifford L. Marquart  . .       306,514    1,572,000            -0-               -0-              -0-             -0-

- ----------------------------------


(a)  Based on the Corporation's stock price of $8.00 on December 31, 1995.

METROPOULOS ADVISORY AGREEMENT

         On October 13, 1993, the Corporation entered into an Advisory
Agreement pursuant to which C. Dean Metropoulos agreed to provide advisory services to the Corporation. The term of the Advisory Agreement is three years and may be terminated by either party at any time. Subsequent to the execution of the Advisory Agreement, Mr. Metropoulos was elected to the additional positions of President and Chief Executive Officer of the Corporation, although he no longer serves as President of the Corporation. As compensation for all services rendered by Mr. Metropoulos pursuant to the Advisory Agreement and pursuant to the terms of his employment as President and Chief Executive Officer of the Corporation, the Corporation pays Mr. Metropoulos a monthly fee of approximately $29,000 plus all reasonable expenses incurred in connection with his services. During 1995, the Corporation paid Mr. Metropoulos a total of approximately $350,000 in monthly fees and reimbursed him approximately $22,000 in expenses.

EMPLOYMENT AGREEMENTS

         During 1995, Messrs. Metropoulos and Cramer entered into employment agreements with the Corporation. Both employment agreements continue in effect until terminated pursuant to the provisions thereof. Messrs. Metropoulos and Cramer serve in their current executive capacities with the Corporation as a requirement of their respective employment agreements.

         Messrs. Metropoulos and Cramer are entitled to annual compensation packages based on the salary, bonus and allowances, if any, earned by Messrs. Metropoulos and Cramer, respectively, for the year 1994. The compensation actually paid to the executives is annualized (the "Annual Compensation"). Each executive also is entitled to such benefits as are customarily provided to the executives of the Corporation. Both executives are required to devote sufficient time, attention and energies to the business of the Corporation to accomplish the duties set forth in their respective employment agreements.

         Each employment agreement provides for termination (i) by the Corporation for cause (as defined in the employment agreement), and (ii) by Mr. Metropoulos or Mr. Cramer, as applicable, upon giving the applicable written notice. If the executive's employment is terminated by the Corporation for any reason other than cause, the executive will receive from the Corporation within seven (7) days of said termination an amount equal to 1.5 times the executive's Annual Compensation. In addition, the Corporation will maintain the executive's medical and dental insurance for a period of one year on the same terms and conditions which existed prior to the executive's termination.

         In the event the Corporation (i) sells a majority of its assets, or
(ii) sells a majority of its shares of common stock, or control of a majority of the Corporation's shares of common stock changes through a merger, sale, consolidation, or like occurrence or event (each a "Sale"), Mr. Metropoulos' employment agreement provides that he may terminate his employment agreement upon the expiration of any applicable notice periods and shall be paid at the closing of the Sale the sum of one million dollars. Mr. Cramer's employment agreement provides that, in the event of a Sale, he may terminate his employment agreement upon the expiration of any applicable notice periods and shall be paid at the closing of the Sale a sum calculated in accordance with the provisions of his employment agreement relating to termination without cause.

COMPENSATION OF DIRECTORS

         During 1995, each of Messrs. Evans and Turner received a $12,000 annual retainer plus a $1,000 fee for each regular meeting of the Board of Directors attended. The remaining directors, who are affiliates of the Corporation, received no compensation for their services as directors. The Corporation reimbursed all of its directors for expenses reasonably incurred by them in the discharge of their duties.

COMPENSATION COMMITTEE INTERLOCKS
AND INSIDER PARTICIPATION

         During the year ended December 31, 1995, the members of the Compensation Committee of the Board of Directors were Messrs. Evans and Turner. Neither Mr. Evans nor Mr. Turner served as an officer or employee of the Corporation or any of its subsidiaries during 1995.

         REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

         Overview

                 The Compensation Committee of the Board of Directors (the "Compensation Committee") is responsible for reviewing compensation arrangements for the most senior executive officers of the Corporation and administering the Corporation's stock option plans. Based on a review of those matters, the Compensation Committee makes its recommendations to the Board of Directors for approval.

                 The Compensation Committee believes that senior executive compensation should be closely aligned with the performance of the Corporation on both a short-term and long-term basis. To that end, the Compensation Committee's policy on compensation for senior executives consists of three components: (i) an annual base salary, (ii) the potential to earn bonuses, the amount of which is dependent upon the Corporation's operating performance, and
(iii) stock option awards designed to align management and stockholder interests by providing long-term incentives for the Corporation's senior executives and other key employees. Generally, the number of stock options granted to senior executives and other key employees is made after reviewing proposals by the Chief Executive Officer and considering the relative responsibilities of, and past grants made to, the option recipients.

         Compensation Practices

                 In making compensation decisions, it has been the practice of the Compensation Committee to meet with the Chief Executive Officer of the Corporation to review compensation arrangements for the most senior executive officers of the Corporation. The Chief Executive Officer typically presents the Compensation Committee with his proposals as to the appropriate compensation level for the most senior executive officers (including himself). The Compensation Committee reviews the Chief Executive Officer's proposals with a view to ensuring that the proposed compensation arrangements balance rewards with short-term and long-term corporate performance. Based on its review of the Chief Executive Officer's proposals, the Compensation Committee recommends senior executive compensation packages to the Board of Directors for approval. The Chief Executive Officer, as part of his responsibility for the day-to-day operations of the Corporation, has the authority to establish compensation, subject to the approval of the Compensation Committee and the Board of Directors, for all other executive officers and employees of the Corporation.

                 The Compensation Committee believes that the annual salaries of the most senior executive officers should be competitive with annual salaries of executives having comparable responsibilities at other companies of similar size (as measured by revenues). For purposes of such comparisons, the Corporation does not use the Food and Kindred Products Index reflected on the Performance Graph on page 14 hereof.

                 For the year ended December 31, 1995, the cash compensation paid to Mr. Metropoulos for serving as Chief Executive Officer of the Corporation was based upon the terms of his advisory agreement and upon a compensation survey performed in connection therewith, and Mr. Metropoulos' bonus was based upon the attainment of specified earnings targets. Mr. Metropoulos was paid a bonus of $450,000 for the year ended December 31, 1995.

         Tax Considerations

                 The $1,000,000 compensation limit prescribed by Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), is not expected to apply to or limit any of the Corporation's compensatory deductions for 1996. The Corporation presently intends to take the necessary steps to conform its compensation plans to comply with the rules promulgated under Section 162(m) of the Code to avoid such limitation.

                          Jack W. Evans, Chairman
                          Jim L. Turner

                  THE MORNINGSTAR GROUP INC. STOCK PERFORMANCE

         The following graph depicts the Corporation's stock performance from April 24, 1992 (the date on which quotations for the Corporation's common stock first appeared on the NASDAQ National Market System) through December 29, 1995 relative to the performance of the NASDAQ Stock Market (US Companies) Index and the NASDAQ Food and Kindred Products Index (published by the Center for Research in Security Prices of the University of Chicago Graduate School of Business). The following graph also illustrates the performance of the NASDAQ Stock Market (US Companies) Index and the NASDAQ Food and Kindred Products Index from December 31, 1990 through December 29, 1995. All indices shown in the graph have been reset to a base of 100 as of April 24, 1992, and assume an investment of $100 on that date and the reinvestment of dividends paid since that date.

                                    [GRAPH]

                           RELATED PARTY TRANSACTIONS

STOCKHOLDERS' AGREEMENT

                 In connection with the completion of the Corporation's public offering, all of the pre-offering stockholders of the Corporation entered into a stockholders' agreement (the "Stockholders' Agreement"). During the term of the Stockholders' Agreement, each party to the Stockholders' Agreement has (i) agreed to vote such stockholder's shares of common stock for the election to the Corporation's Board of Directors of all nominees of HMCM, and (ii) granted to HMCM a conditional irrevocable proxy in order to ensure compliance with the voting provisions of the Stockholders' Agreement. The holders of a majority of the Corporation's outstanding shares of common stock are parties to the Stockholders' Agreement. The Stockholders' Agreement will be effective until the earlier to occur of (i) HMCM and the holders of an additional 662/3% of the shares of common stock subject to the Stockholders' Agreement consenting to the termination thereof, (ii) HMCM and its affiliates ceasing to own at least 5% of the Corporation's outstanding shares of common stock, or (iii) February 5, 2002.

                 During the term of the Stockholders' Agreement, in the event that the Corporation proposes to file a registration statement under the Securities Act of 1933, as amended, the Corporation will notify the parties to the Stockholders' Agreement and will, subject to certain exceptions (including limitations imposed by any underwriters in connection with any offering), include in such registration statement the aggregate amount of common stock requested by such holders. The Corporation will pay all expenses incurred in connection with the registration of such selling stockholders' common stock, with the exception of fees, discounts and commissions payable to any underwriters.

                 Each of John R. Muse and Charles W. Tate is a director, officer and stockholder of Hicks Muse. Messrs. Muse and Tate are also directors of the Corporation.

FINANCIAL ADVISORY AGREEMENT

                 In March 1991, the Corporation entered into a financial advisory agreement with Hicks Muse pursuant to which Hicks Muse (i) rendered financial advisory services to the Corporation in connection with the negotiation and financing of the 1991 restructuring, and (ii) continued to provide financial advisory services to the Corporation until the agreement was terminated on September 30, 1995. Pursuant to the financial advisory agreement, Hicks Muse performed a variety of financial advisory services for the Corporation, including, among other things, assisting the Corporation in negotiating its senior credit facilities, negotiating with underwriters in anticipation of the public offering, recruiting independent directors for the Corporation's Board of Directors, analyzing potential acquisitions and divestitures, and consolidating the Corporation's insurance programs. During 1995, the Corporation paid Hicks Muse an aggregate of approximately $178,000 pursuant to the financial advisory agreement.

                               PROPOSAL TO ADOPT
                               AMENDMENT NO. 1 TO
                           THE MORNINGSTAR GROUP INC.
                        1994 INCENTIVE AND NONSTATUTORY
                               STOCK OPTION PLAN

THE PLAN

         The Corporation has in effect The Morningstar Group Inc. 1994 Incentive and Nonstatutory Stock Option Plan (the "Employee Plan"), adopted by the Board of Directors with stockholder approval in 1994.

         Pursuant to the Employee Plan, the Corporation may grant options to purchase shares of its common stock to key employees of the Corporation or any of its subsidiaries, including officers and directors who are also employees, and certain other eligible persons. The purposes of the Employee Plan are (i) to provide an incentive to certain key employees of the Corporation and its subsidiaries and certain other eligible persons to remain in the service of the Corporation, (ii) to provide an opportunity for employees to acquire a proprietary interest in the Corporation so that they will apply their best efforts for the benefit of the Corporation, and (iii) to aid the Corporation in attracting able persons to enter the service of the Corporation and its subsidiaries.

         General. Subject to adjustment for certain changes in the capital structure of the Corporation, the aggregate number of shares as to which options may be granted under the Employee Plan currently is 250,000. The maximum number of shares of the Corporation's common stock with respect to which options may be granted pursuant to the Employee Plan to a key employee or other eligible person is 225,000 (including any options which are cancelled or expire).

         Options granted pursuant to the Employee Plan shall be either incentive options (which are intended to meet the requirements of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code")), or non-qualified options (which do not meet the requirements of Section 422 of the Code). Pursuant to the Employee Plan, no incentive options may be granted after ten (10) years from the date the Employee Plan was adopted by the Corporation. Subject to certain additional limitations, no option by its terms shall be exercisable after the expiration of ten (10) years from the date of grant of such option, or such other period (in the case of non-qualified options) or such shorter period (in the case of incentive options) as the Stock Option Committee in its sole discretion may determine. The exercise price of any non-qualified option may not be less than the par value of the common stock on the date of the grant of such option. The exercise price of any incentive options or options intended to comply with Section 162(m) of the Code (and thus be exempt from the deduction limitation imposed by Section 162(m)) shall not be less than 100% of the fair market value per share of the common stock on the date of grant of such options (or 110% in the case of certain incentive options).

         Administration of the Plan. The Employee Plan provides that the Compensation Committee of the Board of Directors shall serve as the Stock Option Committee and shall administer the Employee Plan and shall have all of the powers attendant thereto, including the power to grant options thereunder. The Employee Plan provides that (i) unless otherwise determined by the Board of Directors, the Stock Option Committee shall consist of no fewer than two members of the Board of Directors, (ii) as long as the Corporation has a class of equity securities registered under Section 12 of the Exchange Act, each member of the Stock Option Committee shall be a "disinterested person" as defined in Rule 16b- 3(c)(2)(i) promulgated under the Exchange Act, and (iii) each member of the Stock Option Committee shall be an "outside director" as such term is used in connection with Section 162(m) of the Code. Directors Jack W. Evans and Jim L. Turner constitute the Stock Option Committee.

         Federal Tax Consequences of the Plan. See description beginning on page 19 hereof.

DESCRIPTION OF AMENDMENT NO. 1

         At its meeting on April 4, 1996, the Board of Directors of the Corporation adopted the Amendment to Employee Plan (a copy of which is attached hereto as Exhibit A) and directed that the Amendment to Employee Plan be submitted to the stockholders for their approval. The Amendment to Employee Plan provides for an increase in the aggregate number of shares of common stock as to which options may be granted under the Employee Plan to 1,440,000 shares.

         The following table sets forth the number of shares underlying the options to be granted under the Employee Plan to (i) the Named Executive Officers; (ii) the current executive officers of the Corporation as a group;
(iii) the current directors of the Corporation who are not executive officers as a group; and (iv) all employees, including all current officers who are not executive officers, as a group.

                               NEW PLAN BENEFITS

  The Morningstar Group Inc. 1994 Incentive and Nonstatutory Stock Option Plan

 NAME AND POSITION                                                               SHARES
 -----------------                                                               ------
 C. Dean Metropoulos . . . . . . . . . . . . . . . . . . .                       400,000
          Chairman of the Board and Chief Executive Officer
 L. Hollis Jones . . . . . . . . . . . . . . . . . . . . .                       200,000
          President and Chief Operating Officer
 Michael J. Cramer . . . . . . . . . . . . . . . . . . . .                        30,000
          Vice President, Secretary and General Counsel
 Darron K. Ash . . . . . . . . . . . . . . . . . . . . . .                        75,000
          Vice President and Chief Financial Officer
 All current executive officers
          as a group . . . . . . . . . . . . . . . . . . .                       705,000
 All current directors who are not executive officers
          as a group . . . . . . . . . . . . . . . . . . .                           -0-
 All employees, including current officers who are not
          executive officers, as a group . . . . . . . . .                       485,000

         The Board of Directors favors a vote FOR the proposal to approve the Amendment to Employee Plan. Unless a contrary indication is specified, the shares represented by the enclosed proxy will be so voted.

                  PROPOSAL TO ADOPT THE MORNINGSTAR GROUP INC.
                        1996 DIRECTOR STOCK OPTION PLAN


BACKGROUND AND PURPOSE

         At its meeting on April 4, 1996, the Board of Directors of the Corporation adopted the Director Stock Option Plan (a copy of which is attached hereto as Exhibit B) and directed that the Director Stock Option Plan be submitted to the stockholders for their approval. The Director Stock Option Plan is intended to provide certain non-employee directors who are responsible for the continued growth of the Corporation an opportunity to acquire a proprietary interest in the Corporation, and thus to create in such persons an increased interest in and a greater concern for the welfare of the Corporation.

ELIGIBILITY TO PARTICIPATE IN THE DIRECTOR STOCK OPTION PLAN

         All directors of the Corporation who are not employees of the Corporation are eligible to receive options under the Director Stock Option Plan (each an "eligible director").

ADMINISTRATION

         The Director Stock Option Plan provides that the Option Committee of the Board of Directors or any other committee thereof appointed by the Board of Directors to administer the Director Stock Option Plan (either of which is referred to herein as the "Option Committee") will administer the Director Stock Option Plan and will have all of the powers attendant thereto. The Director Stock Option Plan provides that (i) unless otherwise determined by the Board of Directors, the Option Committee shall consist of no fewer than two individuals, and (ii) whenever the Corporation has a class of equity securities registered under Section 12 of the Exchange Act, each member of the Option Committee shall be a "disinterested person" as defined in Rule 16b-3 promulgated under the Exchange Act and each member of the Option Committee shall be an "outside director" as such term is used in connection with Section 162(m) of the Code.

GRANT OF OPTIONS

         Subject to adjustment for certain changes in the capital structure of the Corporation, the maximum aggregate number of shares of common stock of the Corporation that have been reserved for issuance pursuant to the Director Stock Option Plan is 50,000. The shares of common stock delivered by the Corporation upon the exercise of options granted pursuant to the Director Stock Option Plan may be treasury shares, newly issued shares or both. If and to the extent an option expires or terminates for any reason without having been exercised in full, the shares of common stock reserved for issuance in connection with such option shall become available for issuance in connection with new options granted under the Director Stock Option Plan.

         Pursuant to the terms of the Director Stock Option Plan, on April 4, 1996 each eligible director was automatically granted a non-qualified stock option (an option which does not qualify under Section 422 of the Code) (a "Non-Qualified Option") to purchase 10,000 shares of common stock. The size of the option was determined by calculating the value of an option to purchase the Corporation's common stock equal to $12,000 based upon the Black-Scholes option pricing method using the following assumptions: (i) expected volatility of 32.0%, (ii) a risk-free rate of return of 6.9%, (iii) a dividend yield of 1.6%,
(iv) the exercise price of the option, (v) the term of the option, and (vi) the price underlying the stock. Thereafter, each new eligible director shall be granted a Non-Qualified Option valued at $12,000 based upon the Black-Scholes option pricing method upon his or her election to the Board of Directors. Such option grants shall be made in lieu of the $12,000 annual retainer previously received by non-employee directors of the Corporation. In addition, for each year following the year in which an eligible director receives his or her first Non- Qualified Option, such eligible director shall receive a Non-Qualified Option in lieu of his or her $12,000 annual retainer.

EXERCISE PRICE AND OTHER TERMS

         Subject to adjustment for certain changes in the capital structure of the Corporation, the exercise price per share for each option shall be not less than the greater of (i) the par value per share of such common stock and (ii) 100% of the fair market value of a share of common stock on the date of grant. Options shall become exercisable in one or more installments as the Option Committee may determine at the time of grant. Each option shall be exercisable no later than ten years from the date of grant, unless terminated earlier pursuant to the terms of the plan.

         An option shall be exercisable by delivery during the option term to the Corporation of (i) written notice of the exercise specifying the number of shares to be purchased and (ii) full payment in cash or by any other means acceptable to the Option Committee, including, without limitation, delivery to the Corporation of shares of common stock owned by the optionee, for the shares of common stock being acquired thereunder.

NON-TRANSFERABILITY

         Options granted pursuant to the Director Stock Option Plan shall not be assignable or transferable other than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code and may be exercised, during the optionee's lifetime, only by the optionee or his or her guardian or legal representative.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

         The discussion below is based on federal income tax law and authorities as of the date of this proxy statement, which are subject to change at any time. The law is technical and complex and the discussion represents only a general summary of some of the applicable provisions of federal income tax law.

         Grant of Options

         A grantee of an option (a "Holder") will realize no taxable income at the time an option is granted under the Employee Plan or the Director Stock Option Plan.

         Incentive Stock Options

         With regard to incentive stock options granted under the Employee Plan, no income will be recognized by a Holder upon transfer to such Holder of shares of common stock pursuant to the exercise of an incentive stock option. In order to be eligible for this tax benefit, the Holder must make no disposition of the shares of common stock so received before such Holder has held such shares for at least one year and at least two years have passed since the Holder was granted the option. Assuming compliance with this and other applicable tax provisions, a Holder will realize long-term capital gain or loss when such Holder disposes of such shares of common stock, measured by the difference between the exercise price and the amount received for the shares at the time of disposition. If the Holder disposes of shares acquired by exercise of the option before the expiration of the above-noted periods, any amount realized from such disqualifying disposition will be taxable as ordinary income in the year of disposition to the extent that the lesser of:

         (a) the fair market value of the shares on the date the option was exercised, or

         (b)  the amount realized upon such disqualifying disposition,

exceeds the exercise price. Any amount realized in excess of fair market value on the date of exercise will be treated as long or short-term capital gain, depending upon the holding period of the shares. If the amount realized upon such disposition is less than the exercise price, the loss will be treated as long or short-term capital loss, depending upon the holding period of the shares. In this connection, the Holder's holding period for shares acquired on exercise of an option will begin on the day after the date the option is exercised. For purposes of the alternative minimum tax, the Holder shall recognize income upon the transfer of shares to him pursuant to the exercise of the incentive stock option in an amount equal to the difference between the fair market value of the shares and the exercise price.

         Non-Qualified Stock Options

         With regard to non-qualified stock options, whether granted under the Employee Plan or the Director Stock Option Plan, ordinary income generally will be realized by the Holder at the time of exercise of an option, except with respect to shares which are subject to a substantial risk of forfeiture and which are not transferable on the date of the exercise of the option ("Nonvested Shares"), if any. The amount of income recognized by a Holder on exercise of a non-qualified option generally will be equal to the difference between the exercise price and the fair market value of the shares on the date of exercise. In the case of Holders who are employees, tax withholding is required on such income. When a Holder disposes of shares acquired upon the exercise of the option, any amount received in excess of the fair market value of the shares on the date of exercise will be treated as long or short-term capital gain, depending upon the holding period of the shares, and if the amount received is less than the fair market value of the shares on the date of exercise, the loss will be treated as long or short-term capital loss, depending upon the holding period of the shares. The optionee's holding period for shares will begin on the day after the date of exercise.

         With respect to any shares acquired upon the exercise of non-qualified options which are Nonvested Shares, Section 83(b) of the Code permits the Holder to elect, not more than 30 days after the date of exercise of the option to acquire the Nonvested Shares, to include as ordinary income the difference between the fair market value of the Nonvested Shares and the exercise price at the time of exercise. If no Section 83(b) election is made, then the ordinary income inclusion occurs on the date the Nonvested Shares become vested (because they are no longer subject to a substantial risk of forfeiture or are transferable), and the amount of such inclusion will be the excess of the fair market value of the shares at the time they vest over the exercise price. The Holder's holding period in Nonvested Shares will begin on the day after the date of exercise, if a Section 83(b) election is made; otherwise, the holding period will begin the day after the shares vest.

         If a Holder pays the exercise price by tendering other vested shares of common stock then owned by such Holder, the difference between the fair market value and adjusted basis of the tendered shares will not produce a taxable gain or loss to the optionee; however, the Holder's tax basis for an equal number of acquired shares will be the same as the Holder's tax basis for the tendered shares. The remaining acquired shares will have an original tax basis equal to the sum of the amount paid in cash, if any, plus any amount which the Holder is required to recognize as income as a result of the exercise of the option.

         In view of recent amendments to Section 16(b) of the Exchange Act and the rules and regulations thereunder that are related thereto, any Holder who is an officer of the Corporation or a beneficial owner of more than ten percent of any class of registered equity securities of the Corporation should consult with his or her tax advisor as to whether the timing of income recognition is deferred for any period following the exercise of a non-qualified stock option (i.e., the "Deferral Period"). If there is a Deferral Period, absent a written election pursuant to Section 83(b) of the Code filed with the Internal Revenue Service within thirty days after the date of exercise of the option, income recognition will be deferred until the expiration of the Deferral Period.

         Treatment of the Corporation

         No deduction will be allowed to the Corporation for federal income tax purposes at the time of the grant or exercise of an incentive stock option issued under the Employee Plan. At the time of a disqualifying disposition of an incentive stock option by a Holder, the Corporation will be entitled to a deduction for the amount taxable to the optionee as ordinary income. The Corporation will be entitled to a deduction for federal income tax purposes in the same amount as a Holder is considered to have realized ordinary income in connection with the exercise of a non-qualified stock option granted under the Employee Plan or the Director Stock Option Plan, subject to compliance with the requirements of
Section 162 of the Code. With respect to certain employees (the Chief Executive Officer and the four most highly-compensated officers (other than the Chief Executive Officer)), the deduction for compensation during the taxable year is limited to $1,000,000 for each such person unless the requirements for the "performance-based compensation" exception of Section 162(m)(4)(C) of the Code have been satisfied. Options issued under the Employee Plan are intended to qualify for the "performance-based compensation" exception in instances in which the option exercise price is at least equal to the fair market value of the stock subject to the option on the date of grant.

STOCKHOLDER APPROVAL

         The Director Stock Option Plan became effective on the date on which it was approved by the Board of Directors of the Corporation and shall be void retroactively if not approved by the stockholders of the Corporation within twelve months of the date of approval by the Board of Directors.

         The following table sets forth the number of shares underlying the options to be granted under the Director Stock Option Plan to the non-executive director group.

                               NEW PLAN BENEFITS

           THE MORNINGSTAR GROUP INC. 1996 DIRECTOR STOCK OPTION PLAN

 NAME AND POSITION                                                              SHARES
 -----------------                                                              ------
 Non-executive director group  . . . . . . . . . . . . . .                      40,000

         The Board of Directors favors a vote FOR the proposal to approve the Director Stock Option Plan. Unless a contrary indication is specified, the shares represented by the enclosed proxy will be so voted.

          PROPOSAL FOR RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS

                 The Board of Directors of the Corporation has appointed Arthur Andersen LLP as independent auditors of the Corporation. Arthur Andersen LLP, certified public accountants, have been the independent auditors of the Corporation since April 1988. As a matter of sound corporate practice, the Board of Directors has decided to submit to the stockholders for ratification the appointment of Arthur Andersen LLP as the Corporation's independent auditors. If the stockholders do not ratify the appointment of Arthur Andersen LLP, the appointment of the independent auditors will be reconsidered by the Board of Directors. If the stockholders ratify the appointment, the Board of Directors, in its discretion, may direct the appointment of new independent auditors at any time during the year if the Board of Directors believes that such a change would be in the best interests of the Corporation.

                 A representative of Arthur Andersen LLP will be present at the meeting. Such representative will be given the opportunity to make a statement if he desires to do so and will be available to respond to appropriate questions.

                 The Board of Directors favors a vote FOR the proposal to ratify the appointment of Arthur Andersen LLP. Unless a contrary indication is specified, the shares represented by the enclosed proxy will be so voted. In the event the appointment of Arthur Andersen LLP is not ratified by the stockholders, the Board of Directors will reconsider the appointment and, if appropriate, will make another appointment to be effective as soon as reasonably practicable.

                            SECTION 16(A) REPORTING

                 Section 16(a) of the Exchange Act requires the Corporation's directors and executive officers, and persons who beneficially own more than 10% of the common stock, to file with the Commission initial reports of beneficial ownership and reports of changes in beneficial ownership of common stock and other equity securities of the Corporation. Officers, directors and greater than 10% beneficial owners are required by the Commission to furnish the Corporation with copies of all Section 16(a) reports they file. To the Corporation's knowledge, based solely on a review of the copies of such reports furnished to the Corporation, all Section 16(a) filing requirements applicable to its officers and directors were complied with for the year ended December 31, 1995, except that the following filings were late: Form 3 for each of L. Hollis Jones and Darron K. Ash upon their election as officers of the Corporation in August 1995 and December 1995, respectively.

                             STOCKHOLDER PROPOSALS

                 Stockholder proposals to be included in the Corporation's proxy statement relating to the 1997 Annual Meeting of Stockholders of the Corporation must be received no later than January 22, 1997 at the Corporation's principal executive offices, 5956 Sherry Lane, Suite 1800, Dallas, Texas 75225-6522, Attention: General Counsel. Stockholders of the Corporation who intend to nominate candidates for election as a director or to bring other business before the meeting must also comply with the applicable procedures set forth in the Corporation's Bylaws. See "Stockholder Nomination of Director Candidates." The Corporation will furnish copies of such Bylaw provisions upon written request to the Secretary of the Corporation at the aforementioned address.

                                 OTHER MATTERS

                 The Board of Directors knows of no other matters to be brought before the Annual Meeting. However, if any additional matters are properly brought before the Annual Meeting, it is the intention of the attorney-in-fact named in the accompanying proxy to vote in accordance with his judgment on such matters.

                              VOTING REQUIREMENTS

                 With regard to the Proposal for the Election of Directors, votes may be cast for or votes may be withheld from each nominee. Directors will be elected by plurality vote. Therefore, votes that are withheld will be excluded entirely from the vote and will have no effect. Abstentions may not be specified with respect to the election of directors and, under Delaware law, broker non-votes (as explained below) will have no effect on the outcome of the election of directors. In general, a broker who holds securities in street name has limited authority to vote on matters submitted at a stockholders' meeting in the absence of specific instructions from the beneficial owner. In the absence of instructions from the beneficial owner or authorization from the National Association of Securities Dealers, Inc. (the "NASD") to vote on specific matters without the necessity of obtaining instructions from the beneficial owner, a broker will specify a "non-vote" on particular matters.
For purposes of Delaware law, a broker non-vote is counted as present for quorum purposes, but is generally excluded entirely from determining whether a particular matter has been approved. Typically, however, brokers are permitted by the NASD to vote for the election of directors without instructions from the beneficial owner.

                 With regard to the Proposal for the Approval of the Director Stock Option Plan, votes may be cast for or against the plan, or stockholders may abstain from voting on the particular matter. Approval of the plan requires the affirmative vote of at least a majority of the shares of common stock present or represented by proxy at the Annual Meeting and entitled to vote. Therefore, abstentions will have the effect of votes against the approval of the plan and, under Delaware law, broker non-votes will have no effect on the outcome.

                 With regard to the Proposal for Ratification of Independent Public Accountants, the affirmative vote of the holders of a majority of the shares of common stock present in person or represented by proxy at the Annual Meeting will be required for ratification of the appointment of the independent auditors. Votes "withheld" or abstaining from voting are counted for quorum purposes, but since they are not cast "for" a particular matter, they will have the same effect as negative votes, or votes cast "against" a particular matter. Broker non-votes are counted for quorum purposes but will have no effect on the outcome of the matter.

                 As discussed under "Related Party Transactions -- Stockholders' Agreement," HMCM, through shares it has the power to vote pursuant to a conditional irrevocable proxy, controls more than a majority of the outstanding shares of common stock of the Corporation. HMCM has indicated that it will vote in favor of the nominees to the Board of Directors, thus ensuring the election as a director of each nominee named herein.

                 If no directions are specified in any duly signed and dated proxy card received by the Corporation, the shares represented by that proxy card will be counted as present for quorum purposes and will be voted by the attorney- in-fact named in the proxy FOR the election of the director nominees recommended by the Board of Directors, FOR the approval of the Amendment to Employee Plan, FOR the approval of the Director Stock Option Plan, FOR the ratification of the appointment of Arthur Andersen LLP as independent auditors of the Corporation, and in accordance with the discretion of the named attorney-in-fact on other matters properly brought before the Annual Meeting.

                 STOCKHOLDER NOMINATION OF DIRECTOR CANDIDATES

                 The Bylaws of the Corporation provide that any stockholder of record who is entitled to vote for the election of directors at a meeting called for that purpose may nominate persons for election to the Board of Directors subject to the following notice requirements.

                 As described more fully in the Corporation's Bylaws, a stockholder desiring to nominate a person for election to the Board of Directors must send a written notice to the Secretary of the Corporation setting forth (i) as to each person who the stockholder proposes to nominate, all information required to be disclosed in solicitations of proxies for election of directors, or as otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected) and (ii) as to the stockholder giving the notice (A) the name and address of such stockholder as it appears on the Corporation's books and (B) the class and number of shares of the Corporation that are owned of record by such stockholder. To be timely, notice of persons to be nominated by a stockholder as a director at a meeting of stockholders must be delivered to or mailed and received at the principal executive offices of the Corporation not less than 120 days before the first anniversary of the preceding year's annual meeting.

                 The enclosed form of proxy has been prepared at the direction of the Corporation, of which you are a stockholder, and is sent to you at the request of the Board of Directors. The proxies named herein have been designated by your Board of Directors.

                 The Board of Directors of the Corporation urges you, even if you presently plan to attend the meeting in person, to execute the enclosed proxy and mail it as indicated immediately. You may revoke your proxy and vote in person if you are in fact able to attend.

                                              THE MORNINGSTAR GROUP INC.
                                              By Order of the Board of Directors


                                              /s/ MICHAEL J. CRAMER

                                              Michael J. Cramer
                                              Secretary

Dallas, Texas
April 23, 1996

                             10-K REPORT AVAILABLE

         A copy of the Corporation's annual report on Form 10-K, as filed with the Securities and Exchange Commission, will be furnished without charge to stockholders upon receipt by the Corporation of a request addressed to:

                               Michael J. Cramer
                           The Morningstar Group Inc.
                          5956 Sherry Lane, Suite 1800
                            Dallas, Texas 75225-6522

                                                                       EXHIBIT A




                 AMENDMENT NO. 1 TO THE MORNINGSTAR GROUP INC.
               1994 INCENTIVE AND NONSTATUTORY STOCK OPTION PLAN


I. The first sentence of Section 3 of the Employee Plan shall be deleted and restated in its entirety as follows:

                 "Subject to the adjustments provided in Section 9, the maximum aggregate number of shares of common stock, par value $0.01 per share, of the Company ("Common Stock") which may be granted for all purposes under the Plan shall be 1,440,000 shares."

                                                                       EXHIBIT B


                           THE MORNINGSTAR GROUP INC.

                        1996 DIRECTOR STOCK OPTION PLAN


1.       Purpose.

         The Morningstar Group Inc., a Delaware corporation (herein, together with its successors, referred to as the "Company"), by means of this 1996 Director Stock Option Plan (the "Plan"), desires to afford certain non-employee directors of the Company who are responsible for the continued growth of the Company an opportunity to acquire a proprietary interest in the Company, and thus to create in such persons an increased interest in and a greater concern for the welfare of the Company.

         The stock options described in Section 6 (the "Options"), and the shares of Common Stock (as hereinafter defined) acquired pursuant to the exercise of such Options are in lieu of a cash payment of $12,000 representing the directors' annual retainer fee.

2.       Administration.

         The Plan shall be administered by the Option Committee, or any successor thereto, of the Board of Directors of the Company (the "Board of Directors"), or by any other committee appointed by the Board of Directors to administer this Plan (the "Committee"); provided, however, the entire Board of Directors may act as the Committee if it chooses to do so. The number of individuals that shall constitute the Committee shall be determined from time to time by a majority of all the members of the Board of Directors, and, unless that majority of the Board of Directors determines otherwise, shall be no less than two individuals. A majority of the Committee shall constitute a quorum (or if the Committee consists of only two members, then both members shall constitute a quorum), and subject to the provisions of Section 5, the acts of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by all members of the Committee, shall be the acts of the Committee. Whenever the Company shall have a class of equity securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), each member of the Committee shall be required to be a "disinterested person" within the meaning of Rule 16b-3, as amended ("Rule 16b-3"), or other applicable rules under Section 16(b) of the Exchange Act and the Committee shall administer the Plan so as to comply at all times with the Exchange Act.

         The members of the Committee shall serve at the pleasure of the Board of Directors, which shall have the power, at any time and from time to time, to remove members from or add members to the Committee. Removal from the Committee may be with or without cause. Any individual serving as a member of the Committee shall have the right to resign from membership in the Committee by written notice to the Board of Directors. The Board of Directors, and not the remaining members of the Committee, shall have the power and authority to fill vacancies on the Committee, however caused. The Board of Directors shall promptly fill any vacancy that causes the number of members of the Committee to be below two or, if the Company has a class of equity securities registered pursuant to Section 12 of the Exchange Act, any other number that Rule 16b-3 may require from time to time.

3.       Shares Available.

         Subject to the adjustments provided in Section 8, the maximum aggregate number of shares of common stock, par value $0.01 per share, of the Company ("Common Stock") which may be granted for all purposes under the Plan shall be 50,000 shares. If, for any reason, any shares as to which Options have been granted cease to be subject to purchase thereunder, including the expiration of such Option, the termination of such Option prior to exercise, or the forfeiture of such Option, such shares shall thereafter be available for grants to such individual or other individuals under the Plan. Options granted under the Plan may be fulfilled in accordance with the terms of the Plan with (i) authorized and unissued shares of the Common Stock, (ii) issued shares of such Common Stock held in the Company's treasury, or (iii) issued shares of Common Stock reacquired by the Company in each situation as the Board of Directors or the Committee may determine from time to time in its sole discretion.

4.       Eligibility and Bases of Participation.

         Grants of Initial Options and Annual Options (as both terms are hereinafter defined) may be made under the Plan, subject to and in accordance with Section 6, to Director Participants. As used herein, the term "Director Participants" shall mean any individual who is not an employee of the Company and serves as a member of the Board of Directors.

5.       Authority of Committee.

         Subject to and not inconsistent with the express provisions of the Plan, the Internal Revenue Code of 1986, as amended (the "Code"), and, if applicable, Rule 16b-3, the Committee shall have plenary authority to:

         a. determine the restrictions to be applicable to Options and all other terms and provisions thereof (which need not be identical);

         b. require, as a condition to the granting of any Option, that the person receiving such Option agree not to sell or otherwise dispose of such Option, any Common Stock acquired pursuant to such Option, or any other "derivative security" (as defined by Rule 16a-1(c) under the Exchange Act) for a period of six months following the later of (i) the date of the grant of such Option or (ii) the date when the exercise price of such Option is fixed if such exercise price is not fixed at the date of grant of such Option, or for such other period as the Committee may determine;

         c. provide an arrangement through registered broker-dealers whereby temporary financing may be made available to an optionee by the broker-dealer, under the rules and regulations of the Board of Governors of the Federal Reserve, for the purpose of assisting the optionee in the exercise of an Option, such authority to include the payment by the Company of the commissions of the broker-dealer;

         d. provide the establishment of procedures for an optionee (i) to have withheld from the total number of shares of Common Stock to be acquired upon the exercise of an Option that number of shares having a Fair Market Value (as defined in Section 14) which, together with such cash as shall be paid in respect of fractional shares, shall equal the Option exercise price, and
                 (ii) to exercise a portion of an Option by delivering that number of shares of Common Stock already owned by such optionee having an aggregate Fair Market Value which shall equal the partial Option exercise price and to deliver the shares thus acquired by such optionee in payment of shares to be received pursuant to the exercise of additional portions of such Option, the effect of which shall be that such optionee can in sequence utilize such newly acquired shares in payment of the exercise price of the entire Option, together with such cash as shall be paid in respect of fractional shares;

         e. provide (in accordance with Section 11 or otherwise) the establishment of a procedure whereby a number of shares of Common Stock or other securities may be withheld from the total number of shares of Common Stock or other securities to be issued upon exercise of an Option to meet the obligation of withholding for income, social security and other taxes incurred by an optionee upon such exercise or required to be withheld by the Company in connection with such exercise;

         f. prescribe, amend, modify and rescind rules and regulations relating to the Plan; and

         g. make all determinations permitted or deemed necessary, appropriate or advisable for the administration of the Plan, interpret any Plan or Option provision, perform all other acts, exercise all other powers, and establish any other procedures determined by the Committee to be necessary, appropriate or advisable in administering the Plan or for the conduct of the Committee's business. Any act of the Committee, including interpretations of the provisions of the Plan or any Option and determinations under the Plan or any Option shall be final, conclusive and binding on all parties.

         The Committee may delegate to one or more of its members, or to one or more agents, such administrative duties as it may deem advisable, and the Committee or any Person (as defined in Section 14) to whom it has delegated duties as aforesaid may employ one or more Persons to render advice with respect to any responsibility the Committee or such Person may have under the Plan; provided, however, that whenever the Company has a class of equity securities registered under Section 12 of the Exchange Act, the Committee may not delegate any duties to a member of the Board of Directors who, if elected to serve on the Committee, would not qualify as a "disinterested person" to administer the Plan as contemplated by Rule 16b-3 or other applicable rules under the Exchange Act. The Committee may employ attorneys, consultants, accountants, or other Persons and the Committee, the Company, and its officers and directors shall be entitled to rely upon the advice, opinions, or valuations of any such Persons. No member or agent of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan and all members and agents of the Committee shall be fully protected by the Company in respect of any such action, determination or interpretation.

6.       Stock Option Grants to Director Participants.

         Subject to the express provisions of this Plan, each Director Participant on April 4, 1996 shall be granted a non-qualified stock option (options which do not qualify under Section 422 of the Code) (the "Initial Option") to purchase Common Stock. The number of shares subject to the Initial Option shall be determined by calculating the value of an option to purchase the Company's Common Stock equal to $12,000 based upon the Black-Scholes option pricing method. Such Initial Option shall be in lieu of a cash payment of his or her $12,000 annual directors' retainer fee for 1996. Thereafter, subject to the express provisions of this Plan, each Director Participant shall be granted an Initial Option to purchase Common Stock upon his or her initial election to the Board of Directors. The number of shares subject to the Initial Option shall be determined by calculating the value of an option to purchase the Company's Common Stock equal to $12,000 based upon the Black-Scholes option pricing method. Such Initial Option shall be in lieu of a cash payment of his or her $12,000 annual directors' retainer fee in respect of the year in which such Director Participant first becomes a member of the Board of Directors. In addition, for each year following the year in which the Director Participant was granted the Initial Option, each Director Participant shall receive a non-qualified option (the "Annual Option") in lieu of a cash payment of his or her $12,000 annual directors' retainer fee. The number of shares of Common Stock underlying each Initial Option and/or Annual Option shall be determined by dividing the annual retainer fee of $12,000 by the Fair Value (as hereinafter described) of a non-qualified option to purchase one share of Common Stock. Fractional shares resulting from such calculation shall be rounded to the nearest hundred. For purposes of such calculation, "Fair Value" shall be determined by using the Black-Scholes option pricing method taking into account as of the grant date the exercise price and expected life of the Initial Option or Annual Option, as applicable, the current price of the Common Stock and its expected volatility, expected dividends on the Common Stock, and the risk-free interest rate for the expected term of the Initial Option or Annual Option, as applicable. The terms and conditions of the Options granted under this Section 6 shall be determined from time to time by the Committee; provided, however, that the Options granted under this Section 6 shall be subject to all terms and provisions of the Plan, including the following:

         a. Option Exercise Price. The Committee shall establish the Option exercise price at the time any Initial Option or Annual Option is granted at such amount as the Committee shall determine, subject to the following limitation. The Option exercise price for each share purchasable under any Option granted hereunder shall be such amount as the Committee shall, in its best judgment, determine to be not less than the greater of (i) the par value per share of such Common Stock and (ii) one hundred percent of the Fair Market Value per share at the date such Option is granted. The Option exercise price shall be subject to adjustment in accordance with the provisions of Section 8 of the Plan.

         b. Payment. The price per share of Common Stock with respect to each Option exercise shall be payable at the time of such exercise. Such price shall be payable in cash or by any other means acceptable to the Committee, including delivery to the Company of shares of Common Stock owned by the optionee or by the delivery or withholding of shares pursuant to a procedure created pursuant to Section 5.d. of the Plan. Shares delivered to or withheld by the Company in payment of the Option exercise price shall be valued at the Fair Market Value of the Common Stock on the day preceding the date of the exercise of the Option.

         c. Exercisability of Stock Option. Subject to Section 7, each Option shall be exercisable in one or more installments as the Committee may determine at the time of grant. No Option shall be exercisable after the expiration of ten years from the date of grant of the Option, unless otherwise expressly provided in such Option.

         d. Death. In the event of the death of a Director Participant, the estate of such person, or a person who acquired the right to exercise such Option by bequest or inheritance or by reason of the death of the optionee, shall have the right to exercise such Option in accordance with its terms, at any time and from time to time within one year after the date of death unless a longer or shorter period is expressly provided in such Option or established by the Committee pursuant to Section 7 (but in no event after the expiration date of such Option).

         e. Disability. If a Director Participant's service as a director of the Company terminates because of his Disability (as defined in Section 14), such optionee or his legal representative shall have the right to exercise the Option in accordance with its terms at any time and from time to time within one year after the date of the optionee's termination unless a longer or shorter period is expressly provided in such Option or established by the Committee pursuant to Section 7 (but not after the expiration of the Option).

         f. Other Termination of Relationship. If a Director Participant's service as a director of the Company terminates for any reason other than those specified in subsections 6(d) and (e) above, such optionee shall have the right to exercise his or her Option in accordance with its terms within 30 days after the date of such termination, unless a longer or shorter period is expressly provided in such Option or established by the Committee pursuant to Section 7 (but not after the expiration date of the Option); provided, however, that if the optionee is removed from office for cause by action of the stockholders in accordance with the by-laws of the Company and the General Corporation Law of the State of Delaware or if such optionee voluntarily terminates his service without the consent of the Company, then such optionee shall immediately forfeit his rights under his Option except as to the shares of Common Stock already purchased.

7.       Change of Control.

         If a Change of Control (as defined in Section 14) shall occur, or if the Company shall enter into an agreement providing for a Change of Control, all Options outstanding under the Plan shall become exercisable in full as of the date of such Change of Control. Each Option accelerated in connection with a Change of Control pursuant to the preceding sentence shall terminate, notwithstanding any express provision thereof or any other provision of the Plan, on such date (not later than the stated expiration date) as the Committee shall determine.

8.       Adjustment of Shares.

         Unless otherwise expressly provided in a particular Option, in the event that, by reason of any merger, consolidation, combination, liquidation, reorganization, recapitalization, stock dividend, stock split, split-up, split-off, spin-off, combination of shares, exchange of shares or other like change in capital structure of the Company (collectively, a "Reorganization"), the Common Stock is substituted, combined, or changed into any cash, property, or other securities, or the shares of Common Stock are changed into a greater or lesser number of shares of Common Stock, the number and/or kind of shares and/or interests subject to an Option and the per share price or value thereof shall be appropriately adjusted by the Committee to give appropriate effect to such Reorganization. Any fractional shares or interests resulting from such adjustment shall be eliminated.

         In the event the Company will not be the surviving entity of a Reorganization and, following such Reorganization, any optionee will hold Options issued pursuant to this Plan which have not been exercised, cancelled, or terminated in connection therewith, the Company shall cause such Options to be assumed (or cancelled and replacement Options issued) by the surviving entity.

9.       Assignment or Transfer.

         No Option granted under the Plan or any rights or interests therein shall be assignable or transferable by an optionee except by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code and, during the lifetime of an optionee, Options granted to him or her hereunder shall be exercisable only by the optionee or, in the event that a legal representative or guardian has been appointed for an optionee, such legal guardian or representative.

10.      Compliance with Securities Laws.

         The Company shall not in any event be obligated to file any registration statement under the Securities Act of 1933, as amended (the "Securities Act"), or any applicable state securities law to permit the exercise of any Option or to issue any Common Stock in violation of the Securities Act or any applicable state securities law. Each optionee (or, in the event of his death or, in the event a legal representative has been appointed in connection with his Disability, the person exercising the Option) shall, as a condition to his or her right to exercise any Option, deliver to the Company an agreement or certificate containing such representations, warranties and covenants as the Company may deem necessary or appropriate to ensure that the issuance of shares of Common Stock pursuant to such exercise is not required to be registered under the Securities Act or any applicable state securities law.

         Certificates for shares of Common Stock, when issued, shall have substantially the following legend, or statements of other applicable restrictions, endorsed thereon, and may not be immediately transferable:

                 THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. THE SHARES MAY NOT BE OFFERED FOR SALE, SOLD, PLEDGED, TRANSFERRED OR OTHERWISE DISPOSED OF UNTIL THE HOLDER HEREOF PROVIDES EVIDENCE SATISFACTORY TO THE ISSUER (WHICH, IN THE DISCRETION OF THE ISSUER, MAY INCLUDE AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER) THAT SUCH OFFER, SALE, PLEDGE, TRANSFER OR OTHER DISPOSITION WILL NOT VIOLATE APPLICABLE FEDERAL OR STATE LAWS.

11.      Withholding Taxes.

         By acceptance of the Option, the optionee will be deemed to (i) authorize the Company, in the event that the Company determines that a withholding obligation is applicable to an optionee, to withhold from a Director Participant's salary or any cash compensation paid to such Director Participant an amount sufficient to discharge any federal, state, and local taxes imposed on the Company, and which otherwise has not been reimbursed by the Director Participant, in respect of the Director Participant's exercise of all or a portion of the Option; and (ii) agree that the Company may, in its discretion and, in the event that the Company determines that a withholding obligation is applicable to an optionee, hold the stock certificate to which the Director Participant is entitled upon exercise of the Option as security for the payment of the aforementioned withholding tax liability, until cash sufficient to pay that liability has been accumulated, and may, in its discretion, effect such withholding by retaining shares issuable upon the exercise of the Option having a Fair Market Value on the date of exercise which is equal to the amount to be withheld.

12.      Costs and Expenses.

         The costs and expenses of administering the Plan shall be borne by the Company and shall not be charged against any Option.

13.      Funding of Plan.

         The Plan shall be unfunded. The Company shall not be required to make any segregation of assets to assure the payment of any Option under the Plan.

14.      Definitions.

         In addition to the terms specifically defined elsewhere in the Plan, as used in the Plan, the following terms shall have the respective meanings indicated:

         a. "Affiliate" shall mean, as to any Person, a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person.

         b. "Annual Option" shall have the meaning set forth in Section 6 hereof.

         c.      "Board of Directors" shall have the meaning set forth in
                 Section 2 hereof.

         d. "Change of Control" shall mean the first to occur of the following events: (i) a majority of the Board of Directors of the Company shall consist of Persons who are not Continuing Directors; or (ii) the acquisition by any Person or group of related Persons for purposes of Section 13(d) of the Exchange Act of the power, directly or indirectly, to vote or direct the voting of securities having more than 50% of the ordinary voting power for the election of directors of the Company.

         e.      "Code" shall have the meaning set forth in Section 5 hereof.

         f. "Committee" shall have the meaning set forth in Section 2 hereof.

         g. "Common Stock" shall have the meaning set forth in Section 3 hereof.

         h. "Company" shall have the meaning set forth in Section 1 hereof.

         i. "Continuing Director" shall mean, as of the date of determination, any Person who (i) was a member of the Board of Directors of the Company on the date of adoption of this Plan or (ii) was nominated for election or elected to the Board of Directors of the Company with the affirmative vote of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election.

         j. "Disability" shall mean, with respect to a particular director, such director's inability to perform the material duties of serving on the Board of Directors unless another meaning shall be agreed to in writing by the Committee and the optionee.

         k. "Exchange Act" shall have the meaning set forth in Section 2 hereof.

         l. "Fair Market Value" shall, as it relates to the Common Stock, mean the average of the high and low prices of such Common Stock as reported on the principal national securities exchange on which the shares of Common Stock are then listed on the date specified herein, or if there were no sales on such date, on the next preceding day on which there were sales, or if such Common Stock is not listed on a national securities exchange, the last reported bid price in the over-the-counter market, or if such shares are not traded in the over-the-counter market, the per share cash price for which all of the outstanding Common Stock could be sold to a willing purchaser in an arms' length transaction (without regard to minority discount, absence of liquidity, or transfer restrictions imposed by any applicable law or agreement) at the date of the event giving rise to a need for a determination. Except as may be otherwise expressly provided in a particular Option, Fair Market Value shall be determined in good faith by the Committee.

         m. The term "including" when used herein shall mean "including, but not limited to".

         n. "Initial Option" shall have the meaning set forth in Section 6 hereof.

         o. "Options" shall have the meaning set forth in Section 1 hereof.

         p. "Person" shall mean any individual, sole proprietorship, corporation, partnership, limited liability company, trust, unincorporated association, mutual company, joint stock company, estate, union, employee organization, or government or agency or political subdivision thereof.

         q.      "Plan" shall have the meaning set forth in Section 1 hereof.

         r. "Reorganization" shall have the meaning set forth in Section 8 hereof.

         s. "Rule 16b-3" shall have the meaning set forth in Section 2 hereof.

         t. "Securities Act" shall have the meaning set forth in Section 10 hereof.

15.      Amendment of Plan.

         The Board of Directors shall have the right to amend, modify, suspend or terminate the Plan at any time; provided, however, that the provisions of
Section 6 may not be amended more than once every six months, other than to comport with changes in the Code, ERISA, or the rules thereunder. The Board of Directors shall be authorized to amend the Plan and the Options granted thereunder to comply with Rule 16b-3 (or any successor rule) under the Exchange Act. No amendment, modification, suspension or termination of the Plan shall alter or impair any Options previously granted under the Plan without the consent of the holders thereof.

16.      Effective Date.

         The Plan shall become effective on the date on which it is approved by the Board of Directors of the Company and shall be void retroactively if not approved by the stockholders of the Company within twelve months of the date of approval by the Board of Directors.

                                                                NOTICE OF ANNUAL
                                                                  MEETING AND
                                                                PROXY STATEMENT


                                                      THE MORNINGSTAR GROUP
                                                               INC.
THE MORNINGSTAR                                    5956 Sherry Lane, Suite 1800
 GROUP INC.                                          Dallas, Texas 75225-6522
BY ORDER OF THE BOARD
 OF DIRECTORS





Michael J. Cramer
Secretary
Dallas, Texas
April 23, 1996

- --------------------------------------------------------------------------------

     THE MORNINGSTAR GROUP INC.    ANNUAL MEETING
                                    MAY 22, 1996       CONTINUED FROM OTHER SIDE

         THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE NOMINEES AND FOR PROPOSALS 2, 3 AND 4. This Proxy will be voted as specified. IF NO SPECIFIC DIRECTIONS ARE GIVEN, ALL OF THE VOTES ATTRIBUTABLE TO YOUR VOTING SHARES WILL BE VOTED FOR THE NOMINEES.

     1.    ELECTION OF DIRECTORS.

           Nominees:  C. Dean Metropoulos, John R. Muse, Charles W. Tate, Jack
                      W. Evans and Jim L. Turner

           (Mark only one)

           / / VOTE FOR all nominees listed, except as marked to the contrary above (if any).
                    (to withhold your vote for any individual nominee strike a line through the nominee's name in the list above).

           / /  VOTE WITHHELD from all nominees.

     2. APPROVAL OF AMENDMENT NO. 1 TO THE MORNINGSTAR GROUP INC. 1994 INCENTIVE AND NONSTATUTORY STOCK OPTION PLAN.

                FOR  / /      AGAINST  / /       ABSTAIN  / /

     3.    APPROVAL OF THE MORNINGSTAR GROUP INC. 1996 DIRECTOR STOCK OPTION
           PLAN.

                FOR  / /      AGAINST  / /       ABSTAIN  / /

     4. RATIFICATION OF THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS INDEPENDENT AUDITORS of the Corporation for the ensuing year.

                FOR  / /      AGAINST  / /       ABSTAIN  / /

     If any other business is properly brought before the meeting, the undersigned acknowledges that the above named proxy will vote in his discretion on such other business.

                  THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

        PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE
                                  ENCLOSED ENVELOPE

- --------------------------------------------------------------------------------
  P
  R
  O
  X
  Y

- --------------------------------------------------------------------------------

     THE MORNINGSTAR GROUP INC.    ANNUAL MEETING
                                    MAY 22, 1996
     The undersigned having received the notice and accompanying Proxy Statement for said meeting hereby appoints MICHAEL J. CRAMER with full power of substitution, as the undersigned's proxy and attorney-in-fact to vote at the Annual Meeting May 22, 1996 or at any adjournment thereof all shares of The Morningstar Group Inc. which the undersigned may be entitled to vote. The above proxy is hereby instructed to vote as shown on the reverse side of this card.

                                        This proxy must be dated and signed
                                        exactly as shown hereon.

                                        Dated:                       , 1996
                                              -----------------------

                                        -----------------------------------

                                        -----------------------------------
                                        Executors, administrators, trustees,
                                        etc., should give full title as such.
                                        If the signer is a corporation,
                                        please sign full corporate name by
                                        duly authorized officer.

- --------------------------------------------------------------------------------
  P
  R
  O
  X
  Y